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                                                                  EXHIBIT 23(ii)




                       Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form S-4 of Stryker Corporation of our report dated March 27, 2000 relating to the consolidated financial statements of Image Guided Technologies, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Broomfield, Colorado
July 10, 2000